ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                        SUPPLEMENT DATED JUNE 22, 2009,
                     TO THE PROSPECTUS DATED APRIL 27, 2009

    This supplement updates certain information contained in the prospectus and should be attached to the prospectus and retained for future reference.


1. EFFECTIVE AS OF THE DATE OF THIS SUPPLEMENT, OR AS OTHERWISE INDICATED, THE FOLLOWING INFORMATION REPLACES CORRESPONDING INFORMATION IN THE PROSPECTUS DATED APRIL 27, 2009.


FOR THE AZL COLUMBIA SMALL CAP VALUE FUND THE FIRST TWO PARAGRAPHS UNDER THE INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES SECTION ON PAGE 22 ARE REPLACED WITH THE FOLLOWING:

   The AZL Columbia Small Cap Value Fund seeks long-term capital appreciation.

   Under normal circumstances, the Fund invests at least 80% of net assets in equity securities of companies that have market capitalizations in the range of the companies in the Russell 2000 Value Index[{reg-trade-mark} ]at the time of purchase (between $7 million and $3.3 billion as of December 31, 2008) that the Fund's subadviser believes are undervalued. The Fund may invest up to 20% of total assets in foreign securities.


FOR THE AZL VAN KAMPEN EQUITY AND INCOME FUND, THE INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES SECTION ON PAGE 135 IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

   The investment objective of the AZL Van Kampen Equity and Income Fund is to seek the highest possible income consistent with safety of principal, with long-term growth of capital as an important secondary objective.

   Under normal market conditions, the Fund invests at least 65% of its total assets in income-producing equity securities. The Subadviser seeks to achieve the Fund's investment objectives by investing primarily in income-producing equity instruments (including common stocks, preferred stocks and convertible securities) and investment grade quality debt securities.

   The Fund emphasizes a value style of investing, seeking well-established, undervalued companies that the Fund's Subadviser believes offer the potential for income with safety of principal and long-term growth of capital. At times, the Subadviser may emphasize certain sectors. Portfolio securities are typically sold when the assessments of the Fund's Subadviser of the income or growth potential of such securities materially change.


   The Fund may invest up to 15% of its total assets in REITs and up to 25% of its total assets in securities of foreign issuers, including emerging market securities. The Fund may purchase and sell certain derivative instruments, such as options, futures contracts and options on futures contracts, for various portfolio management purposes, including to earn income, facilitate portfolio management and mitigate risks.

   The Funds may also allocate up to 5% of their respective net assets to (a) index futures, other futures contracts, options, and other similar securities and (b) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements and to provide additional portfolio liquidity to satisfy large redemptions and any margin calls. The Funds may also invest in exchange-traded funds (ETFs) for additional exposure to relevant markets. This strategy is intended to reduce the potential volatility of the Funds' investment performance and may limit the Funds' ability to benefit from rising markets while protecting the Funds in declining markets. The Funds may pursue this strategy by investing directly or indirectly through unregistered investment pools that are not Permitted Underlying Funds and that are managed by either the Manager, affiliates of the Manager, or unaffiliated investment managers.

   For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

                            Page 1 of 11                       AZLPRO-001-0409

THE PORTFOLIO MANAGERS OF THE FUNDS SECTION, BEGINNING ON PAGE 179, IS REVISED, EFFECTIVE JUNE 15, 2009, TO REPLACE THE ENTRY FOR THE AZL VAN KAMPEN GLOBAL FRANCHISE FUND IN ITS ENTIRETY WITH THE FOLLOWING (note that this entry will be deleted in its entirety, effective October 26, 2009, as set forth at Item 7 below):

   AZL VAN KAMPEN GLOBAL FRANCHISE FUND

   The Fund is managed by members of the International Equity team. The International Equity team consists of portfolio managers and analysts. Current members of the team jointly and primarily responsible for the day-to-day management of the Fund are William D. Lock and Walter B. Riddell, each a Managing Director of the Subadviser, Peter J. Wright, a Managing Director of the Subadviser and John S. Goodcare and Christian Derold, each an Executive Director of the Subadviser.

   Messrs. Lock and Wright are co-lead managers of the Fund. Each member of the team has both global sector research responsibilities and makes investment management decisions for the Fund. All current members are responsible for the execution of the overall strategy of the Fund.

   See below for more information about the portfolio managers.

THE PORTFOLIO MANAGERS OF THE FUNDS SECTION, BEGINNING ON PAGE 179, IS REVISED, EFFECTIVE JUNE 15, 2009, TO DELETE THE BULLET POINTS UNDER THE HEADING "THE VAN KAMPEN PORTFOLIO MANAGERS," BEGINNING ON PAGE 187, REGARDING HASSAN ELMASRY, PARAS DODHIS, MICHAEL ALLISON, AND JAYSON VOWLES, AND TO ADD THE FOLLOWING NEW BULLET POINTS (note that these new entries will be amended, effective October 26, 2009, as set forth at Item 7 below):

   o Mr. Lock has been associated with the Subadviser in an investment management capacity since 1994 and has been managing the AZL Van Kampen Global Franchise Fund since June 2009.

   o Mr. Riddell has been associated with the Subadviser in an investment management capacity since 1995 and has been managing the Van Kampen Global Franchise Fund since June 2009.

   o Mr. Wright has been associated with the Subadviser in an investment management capacity since 1996 and has been managing the Van Kampen Global Franchise Fund since June 2009.

   o Mr. Goodacre has been associated with the Subadviser in an investment management capacity since 2003 and has been managing the Van Kampen Global Franchise Fund since June 2009.

   o Mr. Derold has been associated with the Subadviser in an investment management capacity since May 2006 and has been managing the Van Kampen Global Franchise Fund since June 2009. Prior to May 2006, Mr. Derold was a consultant at DCFN Research and Head of Research at Millgate Capital Inc.

THE LEGAL PROCEEDINGS SECTION, BEGINNING ON PAGE 191, IS REVISED TO DELETE THE ENTRY FOR OPPENHEIMERFUNDS, INC., ON PAGE 202, AND TO REPLACE IT IN ITS ENTIRETY WITH THE FOLLOWING:

   OPPENHEIMERFUNDS, INC.

   During 2009, a number of complaints have been filed in federal courts against OppenheimerFunds, Inc. ("OFI"), OppenheimerFunds Distributor, Inc. ("OFDI"), and certain Oppenheimer mutual funds ("Defendant Funds") advised by OFI and distributed by OFDI. The complaints naming the Defendant Funds also name certain officers and trustees and former trustees of the respective Defendant Fund. The plaintiffs are seeking class action status on behalf of those who purchased shares of the respective Defendant Fund during a particular time period. The complaints against the Defendant Funds raise claims under federal securities laws to the effect that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund's investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys' fees and litigation expenses.

   A complaint brought in state court against OFI, OFDI and another subsidiary of OFDI, on behalf of the Oregon College Savings Plan Trust alleges a variety of claims, including breach of contract, breach of fiduciary duty, negligence and violation of state securities laws. Plaintiffs seek compensatory damages, equitable relief and an award of attorneys' fees and litigation expenses.

   Other complaints have been filed in state and federal courts, by investors who made investments through an affiliate of OFI, against OFI and certain of its affiliates, regarding the alleged investment fraud perpetrated by Bernard Madoff and his firm ("Madoff"). Those lawsuits, in 2008 and 2009, allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others.


                            Page 2 of 11                       AZLPRO-001-0409

   They seek unspecified damages,
   equitable relief and an award of attorneys' fees and litigation expenses. None of the suits have named OFDI, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.

   OFI believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds' Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the individual independent Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, OFI believes that these suits should not impair the ability of OFI or OFDI to perform their respective duties to the Fund, and that outcome of all the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.



2. AT A MEETING HELD JUNE 10, 2009, THE BOARD OF TRUSTEES APPROVED THE MERGER OF EACH OF THE FOLLOWING ACQUIRED FUNDS INTO THE CORRESPONDING ACQUIRING FUND.



                 ACQUIRED FUNDS                               ACQUIRING FUNDS
            AZL BlackRock Growth Fund             AZL BlackRock Capital Appreciation Fund
          AZL Columbia Technology Fund            AZL BlackRock Capital Appreciation Fund
     AZL First Trust Target Double Play Fund               AZL S&P 500 Index Fund
       AZL JPMorgan Large Cap Equity Fund              AZL JPMorgan U.S. Equity Fund
           AZL NACM International Fund                AZL International Index Fund (1)
           AZL Oppenheimer Global Fund            AZL Van Kampen Global Franchise Fund (2)
    AZL Oppenheimer International Growth Fund        AZL AIM International Equity Fund
AZL PIMCO Fundamental IndexPLUS Total Return Fund          AZL S&P 500 Index Fund
    AZL Schroder International Small Cap Fund         AZL International Index Fund (1)
          AZL TargetPLUS Balanced Fund              AZL Balanced Index Strategy Fund (3)
           AZL TargetPLUS Equity Fund                      AZL S&P 500 Index Fund
           AZL TargetPLUS Growth Fund               AZL Moderate Index Strategy Fund (3)
          AZL TargetPLUS Moderate Fund              AZL Moderate Index Strategy Fund (3)

      (1) The AZL International Index Fund is not offered by this prospectus and currently is not an available investment option for contract owners. It is expected that the Fund will be made available as an investment option for contract owners on or about October 26, 2009.

      (2) Effective on or about October 26, 2009, the AZL Van Kampen Fund will retain a new investment subadviser and be renamed the AZL Van Kampen International Equity Fund, as set forth at Item 7 below.

      (3) The AZL Balanced Index Strategy Fund and the AZL Moderate Index Strategy Fund are series of the Allianz Variable Insurance Products Fund of Funds Trust and are offered by the prospectus for that Trust dated April 27, 2009.

Completion of the mergers is subject to a number of conditions, including approval by shareholders of each Acquired Fund. It is currently anticipated that proxy materials regarding the merger will be distributed to shareholders of each Acquired Fund in the third quarter of 2009, and that a special meeting of shareholders to consider the mergers will be held in the fourth quarter of 2009. Subject to satisfaction of these and other conditions of the mergers, it is anticipated that the mergers will become effective as soon as practicable following shareholder approval.




3. AT A MEETING HELD JUNE 10, 2009, THE BOARD OF TRUSTEES APPROVED TEMPORARY VOLUNTARY REDUCTIONS IN THE MANAGEMENT FEE FOR THE FOLLOWING FUNDS TO BE EFFECTIVE OCTOBER 26, 2009.



AZL AIM INTERNATIONAL EQUITY FUND

  Under the terms of the investment management agreement between the Manager and the Allianz Variable Insurance Products Trust dated April 27, 2001, the management fee for the AZL AIM International Equity Fund is 0.90% on all assets. The rate currently is reduced to 0.90% on the first $250 million of assets and 0.85% on assets above $250 million.

                            Page 3 of 11                       AZLPRO-001-0409

  Effective October 26, 2009,
  through at least April 30, 2010, the rate will be further reduced to 0.80% on the first $200 million of assets and 0.75% on assets above $200 million.

  As a result of the most recent reduction in the management fee, footnote (1) to the Annual Fund Operating Expenses table on page 9 is revised, effective October 26, 2009, to read as follows:

     (1) Effective October 26, 2009, the Manager is voluntarily reducing the management fee to 0.80% on the first $200 million of assets and 0.75% on assets above $200 million. The Manager reserves the right to increase the management fee to the amount shown in the table above at any time after April 30, 2010. If the voluntary management fee reduction were reflected in the table, the Net Annual Fund Operating Expenses would be lower.

AZL BLACKROCK CAPITAL APPRECIATION FUND

  Under the terms of the investment management agreement between the Manager and the Allianz Variable Insurance Products Trust dated April 27, 2001, the management fee for the AZL BlackRock Capital Appreciation Fund is 0.80% on all assets. The rate currently is reduced to 0.75% on all assets. Effective October 26, 2009, through at least April 30, 2010, the rate will be further reduced to 0.70% on the first $200 million of assets and 0.65% on assets above $200 million.

  As a result of the most recent reduction in the management fee, footnote (1) to the Annual Fund Operating Expenses table on page 14 is revised, effective October 26, 2009, to read as follows:

     (1) Effective October 26, 2009, the Manager is voluntarily reducing the management fee to 0.70% on the first $200 million of assets and 0.65% on assets above $200 million. The Manager reserves the right to increase the management fee to the amount shown in the table above at any time after April 30, 2010. If the voluntary management fee reduction were reflected in the table, the Net Annual Fund Operating Expenses would be lower.

AZL VAN KAMPEN INTERNATIONAL EQUITY FUND (formerly AZL Van Kampen Global Franchise Fund)

NOTE: Effective October 26, 2009, the Fund will retain a new investment subadviser and be renamed the AZL Van Kampen International Equity Fund, as set forth at Item 7 below. The Fund is referred to here by its new name.

  Under the terms of the investment management agreement between the Manager and the Allianz Variable Insurance Products Trust dated April 27, 2001, the management fee for the AZL Van Kampen International Equity Fund is 0.95% on all assets. The rate currently is reduced to 0.95% on the first $100 million of assets, 0.90% on the next $100 million of assets and 0.85% on assets above $200 million. Effective October 26, 2009, through at least April 30, 2010, the rate will be further reduced to 0.80% on all assets.

  As a result of the most recent reduction in the management fee, footnote (1) to the Annual Fund Operating Expenses table on page 142 is revised, effective October 26, 2009, to read as follows:

     (1) Effective October 26, 2009, the Manager is voluntarily reducing the management fee to 0.80% on all assets. The Manager reserves the right to increase the management fee to the amount shown in the table above at any time after April 30, 2010. If the voluntary management fee reduction were reflected in the table, the Net Annual Fund Operating Expenses would be lower.




4. ON OR ABOUT OCTOBER 26, 2009, MASSACHUSETTS FINANCIAL SERVICES COMPANY WILL REPLACE JENNISON ASSOCIATES LLC AS THE SUBADVISER TO THE AZL JENNISON 20/20 FOCUS FUND. THE FOLLOWING CHANGES WILL BE EFFECTIVE ON OR ABOUT OCTOBER 26, 2009.

NAME EFFECTIVE ON OR ABOUT OCTOBER 26, 2009  PREVIOUS NAME
AZL{reg-trade-mark} MFS Investors Trust Fund AZL{reg-trade-mark} Jennison 20/20 Focus Fund


                               *   *   *   *   *

THE INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES SECTION, ON PAGE 47, IS REPLACED WITH THE FOLLOWING:

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL MFS Investors Trust Fund is to seek capital appreciation.

Massachusetts Financial Services Company ("MFS"), the Fund's subadviser, normally invests the Fund's assets primarily in equity securities.


                            Page 4 of 11                       AZLPRO-001-0409

In selecting investments for the Fund, MFS is not constrained to any particular investment style. MFS may invest the Fund's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies), in the stocks of companies it believes are undervalued compared to their perceived worth (value companies), or in a combination of growth and value companies.

While MFS may invest the Fund's assets in companies of any size, MFS generally focuses on companies with large capitalizations.

MFS may invest the Fund's assets in foreign securities.

MFS may use derivatives for different purposes, including to earn income and enhance returns, to increase or decrease exposure to a particular market, to manage or adjust the risk profile of the Fund, or as alternatives to direct investments.

MFS uses a bottom-up investment approach in buying and selling investments for the Fund. Investments are selected primarily based on fundamental analysis of issuers and their potential in light of their current financial condition and industry position, and market, economic, political, and regulatory conditions. Factors considered may include analysis of earnings, cash flows, competitive position, and management ability. Quantitative analysis of these and other factors may also be considered.

MFS may engage in active and frequent trading in pursuing the Fund's principal investment strategies.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate, and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


                               *   *   *   *   *

THE PRINCIPAL INVESTMENT RISKS SECTION, ON PAGE 48, IS REPLACED WITH THE
FOLLOWING:

PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective.
The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
   o MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
   o ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
   o SELECTION RISK When a fund is actively managed, there can be no guarantee that investment decisions made for the fund will produce the desired results. Selection risk is sometimes known as "management risk."
   o FOREIGN RISK Investing in the securities of non-U.S. issuers involves a number of risks, such as fluctuations in currency values, adverse political, social or economic developments, and differences in social and economic developments or policies.
   o DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.
   o LEVERAGING RISK The Fund may engage in certain kinds of transactions, including the use of derivatives, that may give rise to a form of leverage. The use of leverage may require the Fund to liquidate a portfolio position at a disadvantageous time or may exaggerate the effect of any increase or decrease in the value of the Fund's portfolio securities.
   o CREDIT RISK The failure of the issuer of a debt security to pay interest or repay principal in a timely manner may have an adverse impact on the Fund's earnings.
   o LIQUIDITY RISK An investment that is difficult to purchase or sell may have an adverse affect on the Fund's returns.
   o PORTFOLIO TURNOVER The Fund may trade its portfolio securities frequently, which could result in higher transaction costs and could adversely affect the Fund's performance.

                               *   *   *   *   *

                            Page 5 of 11                       AZLPRO-001-0409

THE SUBADVISERS OF THE FUNDS SECTION, BEGINNING ON PAGE 175, IS REVISED TO DELETE THE ENTRY FOR JENNISON ASSOCIATES LLC AND TO INCLUDE THE FOLLOWING:

MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS") is located at 500 Boylston Street, Boston, Massachusetts. MFS is         AZL MFS
America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management       Investors
dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. Net assets under the           Trust Fund
management of the MFS organization were approximately $134 billion as of December 31, 2008.

                               *   *   *   *   *

THE PORTFOLIO MANAGERS OF THE FUNDS SECTION, BEGINNING ON PAGE 179, IS REVISED TO DELETE THE ENTRY FOR THE AZL JENNISON 20/20 FOCUS FUND AND TO INCLUDE THE
FOLLOWING:

AZL MFS INVESTORS TRUST FUND

T. Kevin Beatty and Nicole M. Zatlyn are the portfolio managers for the Fund and are responsible for final buy and sell decisions, portfolio construction, risk control and cash management. Mr. Beatty has been employed in the investment area of MFS since 2002 and is currently Director of U.S Equity Research. Ms. Zatlyn has been employed in the investment area of MFS since 2001 and is currently a Core Equity Portfolio Manager.





5. ON OR ABOUT OCTOBER 26, 2009, BLACKROCK INVESTMENT MANAGEMENT, LLC WILL REPLACE THE DREYFUS CORPORATION AS THE SUBADVISER TO THE AZL S&P 500 INDEX FUND AND TO THE AZL SMALL CAP STOCK INDEX FUND. THE FOLLOWING CHANGES WILL BE EFFECTIVE ON OR ABOUT OCTOBER 26, 2009.



THE SUBADVISERS OF THE FUNDS SECTION, BEGINNING ON PAGE 175, IS REVISED TO DELETE THE ENTRY FOR THE DREYFUS CORPORATION AND TO INCLUDE THE FOLLOWING:

BLACKROCK INVESTMENT MANAGEMENT, LLC ("BLACKROCK INVESTMENT") is located at 800 Scudder Mills Road, Plainsboro, New Jersey    AZL
08536. BlackRock Investment is a wholly-owned, indirect subsidiary of BlackRock, Inc. BlackRock, Inc. is one of the largest   S&P
publicly traded investment management firms in the United States, having, together with its affiliates, approximately $1.3    500
trillion in investment company and other assets under management as of December 31, 2008. BlackRock, Inc. is an affiliate of  Index
The PNC Financial Services Group, Inc.                                                                                        Fund
                                                                                                                              AZL
                                                                                                                              Small
                                                                                                                              Cap
                                                                                                                              Stock
                                                                                                                              Index
                                                                                                                              Fund

                               *   *   *   *   *

THE PORTFOLIO MANAGERS OF THE FUNDS SECTION, BEGINNING ON PAGE 179, IS REVISED TO REPLACE THE FOLLOWING ENTRY IN ITS ENTIRETY:

AZL S&P 500 INDEX FUND AND AZL SMALL CAP STOCK INDEX FUND

The Funds are managed by Debra L. Jelilian who is a member of BlackRock Investment's Quantitative Index Management Team. Ms. Jelilian is responsible for the day-to-day management of each Fund's portfolio and each is responsible for the selection of each Fund's investments. Ms. Jelilian is a Director of BlackRock Investment, which she joined in 2006. Prior to joining BlackRock Investment, Ms. Jelilian was a Director of Fund Asset Management, L.P. from 1999 to 2006. Ms. Jelilian has 13 years' experience in investing and in managing index investments.



                            Page 6 of 11                       AZLPRO-001-0409

6. ON OR ABOUT OCTOBER 26, 2009, EATON VANCE MANAGEMENT WILL REPLACE VAN KAMPEN ASSET MANAGEMENT AS THE SUBADVISER TO THE AZL VAN KAMPEN COMSTOCK FUND. THE FOLLOWING CHANGES WILL BE EFFECTIVE ON OR ABOUT OCTOBER 26, 2009.

NAME EFFECTIVE ON OR ABOUT OCTOBER 26, 2009          PREVIOUS NAME
AZL{reg-trade-mark} Eaton Vance Large Cap Value Fund AZL{reg-trade-mark} Van Kampen Comstock Fund


                               *   *   *   *   *

THE INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES SECTION, ON PAGE 131, IS REPLACED WITH THE FOLLOWING:

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Eaton Vance Large Cap Value Fund is to seek total return.

Under normal market conditions, the Fund invests primarily in value stocks of large-cap companies. Value stocks are common stocks that, in the opinion of the subadviser, are inexpensive or undervalued relative to the overall stock market. The portfolio manager generally considers large-cap companies to be those companies having market capitalizations equal to or greater than the median capitalization of companies included in the Russell 1000 Value Index. The Fund normally invests at least 80% of its net assets in equity securities of large-cap companies. The Fund primarily invests in dividend-paying stocks.

The Fund also may invest in convertible debt securities of any credit quality (including securities rated below investment grade), in real estate investment trusts for income, and in nonincome producing stocks. The Fund's holdings will represent a number of different sectors and industries, and less than 25% of the Fund's total assets will be invested in any one industry. The Fund may consider a company's dividend prospects and estimates of a company's net value when selecting securities. The portfolio manager may sell a security when the subadviser's price objective for the security is reached, the fundamentals of the company deteriorate, a security's price falls below acquisition cost, or to pursue more attractive investment options.

Investment decisions for the Fund are made primarily on the basis of fundamental research conducted by the subadviser's research staff. Management of the Fund involves consideration of numerous factors (such as quality of business franchises, financial strength, management capability and integrity, growth potential, valuation and earnings and cash flow capabilities). Many of these considerations are subjective.

The Fund may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries. As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks). Such investments are not subject to the 25% limitation on investing in foreign securities.

The Fund may invest not more than 15% of its net assets in illiquid securities.

The portfolio turnover rate of the Fund may exceed 100%.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate, and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


                               *   *   *   *   *

THE PRINCIPAL INVESTMENT RISKS SECTION, ON PAGE 131 IS REPLACED WITH THE
FOLLOWING:

PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective.
The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
   o MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.


                            Page 7 of 11                       AZLPRO-001-0409

   o ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
   o SELECTION RISK When a fund is actively managed, there can be no guarantee that investment decisions made for the fund will produce the desired results. Selection risk is sometimes known as "management risk."
   o VALUE STOCKS RISK Value investing emphasizes stocks of undervalued companies whose characteristics may lead to improved valuations. Value stocks may lose favor with investors, or their valuations may not improve as anticipated.
   o DIVIDEND RISK Stocks that are expected to pay dividends may pay lower dividends or no dividends at all. Distributions on debt securities with variable or floating interest rates will vary with fluctuations in market interest rates.
   o FOREIGN RISK Investing in the securities of non-U.S. issuers involves a number of risks, such as fluctuations in currency values, adverse political, social or economic developments, and differences in social and economic developments or policies.
   o EMERGING MARKETS RISK Emerging markets may have less developed or more volatile trading markets, less developed legal and accounting systems, and greater likelihood of government restrictions, nationalization, or confiscation than developed countries.
   o DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.
   o LEVERAGING RISK The Fund may engage in certain kinds of transactions, including the use of derivatives, that may give rise to a form of leverage. The use of leverage may require the Fund to liquidate a portfolio position at a disadvantageous time or may exaggerate the effect of any increase or decrease in the value of the Fund's portfolio securities.
   o CREDIT RISK The failure of the issuer of a debt security to pay interest or repay principal in a timely manner may have an adverse impact on the Fund's earnings.
   o LIQUIDITY RISK An investment that is difficult to purchase or sell may have an adverse affect on the Fund's returns.
   o INTEREST RATE RISK Debt securities held by the Fund may decline in value due to rising interest rates.
   o SECURITY QUALITY RISK The Fund may invest in high yield, high risk debt securities, which may be subject to higher levels of credit and liquidity risk than higher quality debt securities. Security quality risk is sometimes known as "high yield risk" or "junk bond risk."
   o REAL ESTATE INVESTMENTS RISK The performance of investments in real estate depends on the overall strength of the real estate market, the management of real estate investments trusts (REITs), and property management, all of which can be affected by a variety of factors, including national and regional economic conditions.
   o PORTFOLIO TURNOVER The Fund may trade its portfolio securities frequently, which could result in higher transaction costs and could adversely affect the Fund's performance.

                               *   *   *   *   *


THE SUBADVISERS OF THE FUNDS SECTION, BEGINNING ON PAGE 175, IS REVISED TO INCLUDE THE FOLLOWING:

EATON VANCE MANAGEMENT ("EATON VANCE") is located at Two International Place, Boston, MA 02110. Eaton Vance has been managing AZL
assets since 1924 and managing mutual funds since 1931. Eaton Vance and its affiliates currently manage approximately $120    Eaton
billion on behalf of mutual funds, institutional clients and individuals.                                                     Vance
                                                                                                                              Large
                                                                                                                              Cap
                                                                                                                              Value
                                                                                                                              Fund

                               *   *   *   *   *

THE PORTFOLIO MANAGERS OF THE FUNDS SECTION, BEGINNING ON PAGE 179, IS REVISED TO DELETE THE ENTRY FOR THE AZL VAN KAMPEN COMSTOCK FUND AND TO INCLUDE THE
FOLLOWING:

AZL EATON VANCE LARGE CAP VALUE FUND

Michael R. Mach is the portfolio manager of the AZL Eaton Vance Large Cap Value Fund. Mr. Mach manages other Eaton Vance portfolios, has been an Eaton Vance portfolio manager for more than five years and is a Vice President of Eaton Vance.


                            Page 8 of 11                       AZLPRO-001-0409

7. ON OR ABOUT OCTOBER 26, 2009, MORGAN STANLEY INVESTMENT MANAGEMENT INC. WILL REPLACE VAN KAMPEN ASSET MANAGEMENT AS THE SUBADVISER TO THE AZL VAN KAMPEN GLOBAL FRANCHISE FUND. THE FOLLOWING CHANGES WILL BE EFFECTIVE ON OR ABOUT OCTOBER 26, 2009.

NAME EFFECTIVE ON OR ABOUT OCTOBER 26, 2009              PREVIOUS NAME
AZL{reg-trade-mark} Van Kampen International Equity Fund AZL{reg-trade-mark} Van Kampen Global Franchise Fund


                               *   *   *   *   *

THE INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES SECTION, ON PAGE 139, IS REPLACED WITH THE FOLLOWING:

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Van Kampen International Equity Fund is long-term capital appreciation.

The Fund's sub-subadvisers, Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, both affiliates of the subadviser, seek to maintain a diversified portfolio of equity securities of non-U.S. issuers based on individual stock selection. The sub-subadvisers emphasize a bottom-up approach to investing that seeks to identify securities of issuers they believe are undervalued. The sub-subadvisers focus on developed markets, but they may invest in emerging markets.

The sub-subadvisers select issuers from a universe comprised of approximately 1,200 companies in non-U.S. markets. The investment process is value driven and based on individual stock selection. In assessing investment opportunities, the sub-subadvisers consider value criteria with an emphasis on cash flow and the intrinsic value of company assets. Securities which appear undervalued according to these criteria are then subjected to in-depth fundamental analysis. The sub-subadvisers conduct a thorough investigation of the issuer's balance sheet, cash flow and income statement and assess the company's business franchise, including product competitiveness, market positioning and industry structure. Meetings with senior company management are integral to the investment process. The sub-subadvisers generally consider selling a portfolio holding when they determine that the holding has reached its fair value target.

Under normal circumstances, at least 80% of the Fund's assets will be invested in equity securities. Derivative instruments used by the Fund will be counted toward the 80% policy discussed above to the extent they have economic characteristics similar to the securities included within that policy.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate, and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


                               *   *   *   *   *

THE PRINCIPAL INVESTMENT RISKS SECTION, ON PAGE 139, IS REPLACED WITH THE
FOLLOWING:

PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective.
The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
   o MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
   o ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
   o SELECTION RISK When a fund is actively managed, there can be no guarantee that investment decisions made for the fund will produce the desired results. Selection risk is sometimes known as "management risk."
   o FOREIGN RISK Investing in the securities of non-U.S. issuers involves a number of risks, such as fluctuations in currency values, adverse political, social or economic developments, and differences in social and economic developments or policies.


                            Page 9 of 11                       AZLPRO-001-0409

   o EMERGING MARKETS RISK Emerging markets may have less developed or more volatile trading markets, less developed legal and accounting systems, and greater likelihood of government restrictions, nationalization, or confiscation than developed countries.
   o VALUE STOCKS RISK Value investing emphasizes stocks of undervalued companies whose characteristics may lead to improved valuations. Value stocks may lose favor with investors, or their valuations may not improve as anticipated.
   o CURRENCY RISK Investing in securities that trade in and receive revenues in foreign currencies creates risk because foreign currencies may decline relative to the U.S. dollar, resulting in a potential loss to the Fund. In the case of hedging positions, the U.S. dollar may decline in value relative to the currency that has been hedged.
   o DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.
   o INDUSTRY SECTOR RISK Investing in a single industry or sector, or concentrating investments in a limited number of industries or sectors, tends to increase the risk that economic, political, or regulatory developments affecting certain industries or sectors will have a large impact on the value of the Fund's portfolio.
   o COUNTRY/REGIONAL RISK Political events, financial troubles, or natural disasters may have an adverse affect on the securities markets of a country or region.

                               *   *   *   *   *


THE SUBADVISERS OF THE FUNDS SECTION, BEGINNING ON PAGE 175, IS REVISED TO INCLUDE THE FOLLOWING:

MORGAN STANLEY INVESTMENT MANAGEMENT INC. ("MORGAN STANLEY") is located at 522 Fifth Avenue, New York, New York       AZL Van Kampen
10036. Morgan Stanley conducts a worldwide portfolio management business and provides a broad range of portfolio      International
management services to customers in the United States and abroad. Morgan Stanley is a preeminent global financial     Equity Fund
services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of March 31, 2009, Morgan Stanley, together with its affiliated asset management companies, had approximately $351 billion in assets under management or supervision.
Morgan Stanley has entered into Sub-Subadvisory Agreements with Morgan Stanley Investment Management Limited ("MSIM
Limited"), located at 25 Cabot Square, Canary Wharf, London, England E14 4QA, and Morgan Stanley Investment
Management Company ("MSIM Company"), located at 23 Church Street, 16-01 Capital Square, Singapore 04948. The sub-
subadvisers are wholly owned subsidiaries of Morgan Stanley and provide investment advisory services to the Fund subject to the overall supervision of Morgan Stanley and the Manager. Morgan Stanley pays the sub-subadvisers a portion of the net subadvisory fees that Morgan Stanley receives from the Manager.

                               *   *   *   *   *

THE PORTFOLIO MANAGERS OF THE FUNDS SECTION, BEGINNING ON PAGE 179, IS REVISED TO DELETE THE ENTRY FOR THE AZL VAN KAMPEN GLOBAL FRANCHISE FUND AND TO INCLUDE THE FOLLOWING:

AZL VAN KAMPEN INTERNATIONAL EQUITY FUND

The Fund is managed within the Subadviser's International Equity team. The team consists of portfolio managers and analysts. Current members of the team jointly and primarily responsible for the day-to-day management of the Fund are William
D. Lock and Walter B. Riddell, each a Managing Director of MSIM Limited, Peter
J. Wright, a Managing Director of MSIM Company, and John S. Goodacre and Christian Derold, each an Executive Director of MSIM Limited.

Each member of the team has both global sector research responsibilities and makes investment management decisions for the Fund. Messrs. Lock, Wright, Riddell, Goodacre and Derold have day-to-day portfolio administration responsibilities as well.

See below for more information about the portfolio managers.


                            Page 10 of 11                       AZLPRO-001-0409

                               *   *   *   *   *



THE PORTFOLIO MANAGERS OF THE FUNDS SECTION, BEGINNING ON PAGE 179, IS REVISED TO REPLACE THE BULLET POINTS REGARDING THE FOLLOWING INDIVIDUALS UNDER THE HEADING "THE VAN KAMPEN PORTFOLIO MANAGERS," BEGINNING ON PAGE 187, WITH THE
FOLLOWING:

   o Mr. Lock has been associated with MSIM Limited in an investment management capacity since 1994 and has been managing the AZL Van Kampen International Equity Fund (formerly, the AZL Van Kampen Global Franchise
      Fund) since June 2009.

   o Mr. Riddell has been associated with MSIM Limited in an investment management capacity since 1995 and has been managing the AZL Van Kampen International Equity Fund (formerly, the AZL Van Kampen Global Franchise
      Fund) since June 2009.

   o Mr. Wright has been associated with MSIM Company or its affiliates in an investment management capacity since 1996 and has been managing the AZL Van Kampen International Equity Fund (formerly, the AZL Van Kampen Global Franchise Fund) since June 2009.

   o Mr. Goodacre has been associated with MSIM Limited in an investment management capacity since 2003 and has been managing the AZL Van Kampen International Equity Fund (formerly, the AZL Van Kampen Global Franchise
      Fund) since June 2009.

   o Mr. Derold has been associated with MSIM Limited in an investment management capacity since May 2006 and has been managing the AZL Van Kampen International Equity Fund (formerly, the AZL Van Kampen Global Franchise Fund) since June 2009. Prior to May 2006, Mr. Derold was a consultant at DCFN Research and Head of Research at Millgate Capital Inc.



                            Page 11 of 11                       AZLPRO-001-0409